EX-99.5a

Application
(Please check one product.) USE DARK INK ONLY n Perspective Fixed and Variable Annuity(R) n Perspective Advisors Fixed and Variable Annuity(R)

Jackson National Life
Insurance Company(R)
Home Office: Lansing, MI
www.jnl.com

1. Owner's Name   n  SSN   n  TIN (Include dashes.)

Date of Birth (mm/dd/yyyy)  Age     Sex     U.S. Citizen?     E-Mail Address

Address (number and street)                 n Yes    n No     City, State, ZIP

Phone No. (Include area code.)

2. Joint Owner's Name (Proceeds will be distributed on death of either owner. Spousal Joint Owner has option to continue contract in force.)

Relationship to Owner                       n  SSN   n  TIN (Include dashes.)

Date of Birth (mm/dd/yyyy) Age      Sex     U.S. Citizen?
                                            n Yes    n No

3. Annuitant's Name (if other than Owner)                 SSN (Include dashes.)
Date of Birth (mm/dd/yyyy) Age      Sex     U.S. Citizen?     E-Mail Address

Address (number and street)                 n Yes    n No    City, State, ZIP

Phone No. (Include area code.)

4. Joint Annuitant's Name                            SSN (Include dashes.)
Date of Birth (mm/dd/yyyy) Age      Sex     U.S. Citizen?
                                            n Yes    n No

5. Primary Beneficiary Name (For multiple beneficiaries, please attach additional names and requested information on a separate sheet.)

Relationship to Owner    Date of Birth (mm/dd/yyyy)  SSN  TIN (Include dashes.)

E-Mail Address

Address (number and street)                 City, State, ZIP

6. Contingent Beneficiary Name

Relationship to Owner               Date of Birth (mm/dd/yyyy)

7. Initial Premium With Application

8. Income/Annuity Date:     If Income/Annuity Date is not specified, age 90
          $                 (age 701/2 for Qualified Plans) will
                            be used.

9. Are you replacing an existing life insurance policy or annuity contract?
         n Yes   n No
         If "Yes":         Company Name(s)  Contract No.(s)

10. Telephone/Electronic Transfers Authorization. I (We) authorize JNL(R) to accept fund transfers/allocation changes via telephone, Internet, or other electronic medium from me (us) and my (our) Financial Representative unless I
(we) check the "No" box below. JNL has procedures designed to provide reasonable assurances that telephone/electronic authorizations are genuine. If JNL fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures. I agree that JNL, its affiliates, and subsidiaries shall not be liable for losses incurred in connection with instructions received, and acted on by it in good faith, notwithstanding subsequent allegations of error or mistake in connection with any such transaction instruction. n No, I do not authorize these types of transfers.

ARIZONA RESIDENTS, PLEASE NOTE: RIGHT TO EXAMINE. On written request, the company will provide to the contract Owner within a reasonable time, reasonable factual information regarding the benefits and provisions of this contract. If for any reason the contract Owner is not satisfied, the contract may be returned to the company or producer within 20 days after delivery, and the contract value will be returned.

VDA 104  V4273 10/01

ARKANSAS, COLORADO, DISTRICT OF COLUMBIA, KENTUCKY, LOUISIANA, MAINE, NEW MEXICO, OHIO, PENNSYLVANIA AND TENNESSEE RESIDENTS, PLEASE NOTE: Any person who knowingly, and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. In Colorado, any insurance company, or agent of an insurance company, who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding, or attempting to defraud, the policyholder or claimant with regard to a settlement or award payable from insurance proceeds, shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

FLORIDA RESIDENTS: Any person who knowingly, and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information, is guilty of a felony of the third degree.

IMPORTANT: MAKE ALL CHECKS PAYABLE TO JACKSON NATIONAL LIFE INSURANCE COMPANY(R)

1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained above are true, complete and correctly recorded.
2. I (We) certify that the Social Security or taxpayer identification number shown above is correct.
3. I (We) understand that annuity premiums, benefits, and surrender values, if any, when based on the investment experience of a separate account of JNL are variable and may be increased or decreased, and the dollar amounts are not guaranteed.
4. I (We) have been given a current prospectus for this variable annuity and for each available Series and an Indexed Fixed Option Product Brochure (if applicable).
5. The contract I (we) have applied for is suitable for my (our) insurance investment objective, financial situation and needs.

6. I understand the restrictions imposed by ss. 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value.
7. I (We) understand that the Guaranteed/Fixed Account Options are subject to an interest rate adjustment/excess interest adjustment which may increase or decrease amounts payable or withdrawn, but the Guaranteed/Fixed Account contract value will never decrease to less than the Guaranteed/Fixed Account minimum value.
8. If an Indexed Fixed Option is applicable, I (we) hereby understand that annuity premiums and benefits of the Indexed Fixed Option, if any, are calculated based on the changes in an external index. While the Indexed
Fixed Option Value may be affected by the external index, the Indexed
Fixed Option does not directly participate in any stock or equity investments.

Signatures

Owner's Signature          Annuitant's Signature (if other than Owner)

Joint Owner's Signature    Joint Annuitant's Signature (if other than Owner)

Signed at (city and state)                 Date Signed (mm/dd/yyyy)

Financial Representative Statement: (Must check appropriate box.) I have complied with requirements for disclosure and/or replacement as necessary. I certify that I am authorized and qualified to discuss the contract herein applied for. To the best of my knowledge and belief, this application n will n will not replace any life insurance or annuities. Please provide a State Replacement form where required.

Financial Representative's Full Name (Please print.)

Phone No. (Include area code.)

Financial Representative's Signature  ID No. - FL Only  Date Signed (mm/dd/yyyy)

Address (number, street, city, state, and ZIP)

E-Mail Address

Broker/Dealer Name and No.                 JNL Financial Representative No.

If purchasing this product from a bank or financial institution, please note the following:

o Annuities are not FDIC insured.
o Annuities are not obligations of this bank.
o The financial institution does not guarantee performance by the insurer issuing the annuity.
o Variable annuities involve investment risk, including potential loss of principal.
o Not a deposit.

Not guaranteed by any federal agency.
VDA 104  V4273 10/01

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V4277 10/01
Perspective Advisors Fixed and Variable Annuity(registered) (VA400) Systematic Investment Form
Rebalancing * Dollar-Cost Averaging * Earnings SweepSM
Home Office: Lansing, MI
www.jnl.com

1. Owner's Name Joint Owner's Name
Contract No.(If this is a new contract, leave blank.)
_ SSN _ TIN (Include dashes.) Telephone No. (Include area code.)

2. This request is to: _ Establish _ Modify _ Terminate
A. _ Rebalancing - Only portfolios selected below will participate in the program. Guaranteed Account options not available for rebalancing program.
B. _ Dollar-Cost Averaging
Select one source account: _ 1-Year Guaranteed Account _
_______________________
C. _ Earnings Sweep (Frequency is monthly.)
Select one source account:
_ 1-Year Guaranteed Account _ PPM America/JNL(registered) Money Market

3. Start Date
Beginning on (mm/dd/yyyy) _____________. Note: If no start date is selected, the program will begin one month/quarter/half year/year (depending on the frequency you select) from the date JNL applies the purchase payment to the Source Account or receives this form at its Service Center in Good Order. No transfers made on days 29, 30, or 31.

Send to:
Jackson National Life(registered) Service Center
For questions or assistance, please call
800/766-4683 (7:00 a.m. to 6:00 p.m. MT).
Fax 800/701-0125

For questions or assistance, please call
800/777-7779 (8:00 a.m. to 8:00 p.m. ET).
Fax 517/706-5535

Regular Mail
P.O. Box 30386
Lansing, MI 48909

Overnight Mail
1 Corporate Way
Lansing, MI 48951

4. Frequency (For Rebalancing or Dollar-Cost Averaging only):
_ Monthly _ Quarterly _ Semiannually _ Annually

5. Please select from available Target Funds. The Target Funds will be used for all options selected above. Subsequent payments will be invested in the Target Funds unless the company is otherwise instructed.
______% AIM/JNL Large Cap Growth
______% AIM/JNL Small Cap Growth
______% AIM/JNL Value II
______% JNL/Alliance Growth
______% JNL/First Trust The DowSM Target 10
______% JNL/Janus Aggressive Growth
______% JNL/Janus Global Equities*
* Closed to new contracts issued after 9/1/00.
______% JNL/Janus Growth & Income
______% JNL/J.P. Morgan International &
Emerging Markets
______% JNL/Oppenheimer Global Growth
______% JNL/Oppenheimer Growth
______% JNL/PIMCO Total Return Bond
______% JNL/Putnam Growth
______% JNL/Putnam International Equity
______% JNL/Putnam Midcap Growth
______% JNL/Putnam Value Equity
______% Lazard/JNL Mid Cap Value
______% Lazard/JNL Small Cap Value
______% PPM America/JNL Money Market
______% Salomon Brothers/JNL Balanced
______% Salomon Brothers/JNL Global Bond
______% Salomon Brothers/JNL High Yield Bond
______% T. Rowe Price/JNL Mid-Cap Growth
______% JNL/S&P Conservative Growth II
______% JNL/S&P Moderate Growth II
______% JNL/S&P Aggressive Growth II
______% JNL/S&P Very Aggressive Growth II
______% JNL/S&P Equity Growth II
______% JNL/S&P Equity Aggressive Growth II
Guaranteed Account Options
______% 1-year
______% 3-year
TOTAL 100%
A Confirmation Statement is sent following every financial transaction. Please review the statement carefully and report any discrepancy to JNL immediately.

6. Owner's Signature Date (mm/dd/yyyy)
Joint Owner's Signature Date (mm/dd/yyyy)

For contracts purchased at a Bank or
Financial Institution, send to: IMG Service Center

Regular Mail
P.O. Box 378002
Denver, CO 80237-8002

Overnight Mail
8055 E. Tufts Ave., 2nd Floor
Denver, CO 80237

USE DARK INK ONLY (Print or type.)

Enter complete portfolio name.